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                      CONECTIV ATLANTIC GENERATION, L.L.C.

                                     B.41.1

                            CERTIFICATE OF FORMATION
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                            CERTIFICATE OF FORMATION
                                       OF
                       CONECTIV ATLANTIC GENERATION, L.L.C


         The undersigned, in order to form a limited liability company under the Delaware Limited Liability Company Act, hereby certifies as follows:

         Section 1. NAME. The name of the limited liability company is Conectiv Atlantic Generation, L.L.C. (the "Company").

         Section 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Company's registered office in the State of Delaware is 800 King Street, Wilmington, in the County of New Castle, 19801; and its registered agent at such office shall be Conectiv Resource Partners, Inc. c/o Legal Department.

         Section 3. LIMITATION ON PERSONAL LIABILITY OF MEMBERS AND MANAGERS. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member or manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as a manager of the Company.

         IN WITNESS WHEREOF, the undersigned certifies that the facts stated herein are true as of December 29, 1999.



                                                     ---------------------------
                                                     Nina J. Hertz
                                                     Authorized Representative